                                POWER OF ATTORNEY
                         TO SIGN REGISTRATION STATEMENTS


         The undersigned, Directors of Advantus Series Fund, Inc. (the "Fund"), appoint Dianne M. Orbison, Eric J. Bentley, Donald F. Gruber and Michael J. Radmer, and each of them individually, as attorney-in-fact for the purpose of signing in their names and on their behalf as Directors of the Fund and filing with the Securities and Exchange Commission Registration Statements on Form N-1A, or any amendments thereto, for the purpose of registering shares of Common Stock of the Fund for sale by the Fund and to register the Fund under the Investment Company Act of 1940.



Dated:  April 22, 2004                 /s/Ralph D. Ebbott
                                       -----------------------------------------
                                                     Ralph D. Ebbott


                                       /s/William C. Melton
                                       -----------------------------------------
                                                     William C. Melton